Exhibit 99.1

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

THE PORT AUTHORITY OF ALLEGHENY	)	Case No.: 3:08-cv-02046-SI
COUNTY RETIREMENT AND	)
DISABILLITY ALLOWANCE PLAN FOR	)
EMPLOYEES REPRESENTED BY LOCAL	)	PUBLICATION NOTICE OF
85 OF THE AMALGAMATED TRANSIT UNION,	)	PENDENCY OF SETTLEMENT OF
	)	DERIVATIVE LITIGATION
	)	EXHIBIT B
Plaintiff,	)
)
v.	)	Judge: Honorable Susan Illston
)
L. STEPHEN SMITH, et al.,	)
)
Defendants,	)
)
)
-and-)
)
THE PMI GROUP, INC.,	)
)
Nominal Defendant.	)

CASE NO. 3:08-CV-02046

PUBLICATION NOTICE OF PENDENCY

TO:    ALL HOLDERS OF THE PMI GROUP, INC. (“PMI” OR THE “COMPANY”) CAPITAL STOCK AS OF MARCH 11, 2011 (“CURRENT PMI SHAREHOLDERS”). PLEASE READ THIS NOTICE CAREFULLY. IT MAY AFFECT YOUR RIGHTS.

THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF SHAREHOLDER LITIGATION AND RELATED CLAIMS. CURRENT PMI SHAREHOLDERS ARE ENTITLED TO OBJECT, IF THEY DESIRE, TO THE SETTLEMENT AS DESCRIBED HEREIN.

IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, OR ADEQUACY OF THE PROPOSED SETTLEMENT, AND FROM PURSUING THE RELEASED CLAIMS.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and the Preliminary Approval of Settlement and Procedural Order (“Order”) of the United States District Court for the Northern District of California (the “Court”), that a proposed settlement agreement (the “Settlement Agreement”) has been reached among Plaintiffs,1 on behalf of nominal defendant PMI, the Individual Defendants, and PMI in connection with: (i) the above-captioned action Port Authority of Allegheny County Retirement and Disability Allowance Plan for Employees Represented by Local 85 of the Amalgamated Transit Unit v. Smith et al., Case No. 3:08-cv-2046 (the “Federal Derivative Action”); and (ii) Torres v. Smith et al., Civil Action No. 08-01068 (the “State Derivative Action”), pending in the Superior Court of the State of California, County of Contra Costa (collectively, the Federal Derivative Action and State Derivative Action are referred to as the “Actions”).

The Actions have been brought derivatively on behalf of PMI to remedy the harm allegedly caused to the Company by the defendants’ alleged violations of federal and state law and breaches of fiduciary duties. The proposed Settlement, if approved by the Court, would fully, finally, and forever resolve the Actions on the terms and conditions summarized in this Notice.

A hearing (the “Settlement Hearing”) shall be held before this Court on May 20, 2011 at 9:00 a.m. or as soon thereafter as counsel may be heard in the courtroom of the Honorable Susan

[1]

For purposes of this Notice, the Court incorporates by reference the definitions in the Parties’ Stipulation and Agreement of Settlement of Litigation (“Stipulation”) dated March 11, 2011, and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation.

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Illston of the United States District Court for the Northern District of California, Courtroom 10, 19th Floor, 450 Golden Gate Ave., San Francisco, CA 94102 to determine: (i) whether the proposed Settlement of the Actions, upon the terms set forth in the Settlement Agreement, should be approved in all respects as fair, reasonable, and adequate to PMI and its shareholders; (ii) whether the Final Order and Judgment approving the Settlement should be entered; and (iii) whether Plaintiffs’ Counsel’s agreed-to Fee Award should be approved.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the truth of the allegations in the Actions or the merits of the claims or defenses asserted. This Notice is merely to inform you of the pendency and proposed Settlement and of your rights as a Current PMI Shareholder.

I.	OVERVIEW OF THE LITIGATION

On April 18, 2008, The Port Authority of Allegheny County Retirement and Disability Allowance Plan for Employees Represented by Local 85 of the Amalgamated Transit Unit (“ATU 85”) filed its shareholder derivative complaint. This shareholder derivative action followed the March 12, 2008 filing of the In re The PMI Group, Inc. Securities Litigation, Master File No. 3:08-cv-01405-SI (N.D. Cal.) (consolidated by order of April 3, 2008) (the “Federal Securities Class Action”). Subsequently, the parties to the Actions stipulated to a stay of both the Federal Derivative and State Derivative Actions pending a resolution of the Company’s motion to dismiss the matter of Federal Securities Class Action. On July 1, 2009, Judge Illston granted in part and denied in part the Company’s motion to dismiss the Federal Securities Class Action, granting the securities plaintiffs leave to amend their complaint. On November 2, 2009, following the filing of an amended class action complaint and related briefing in the Federal Securities Class Action, Judge Illston denied the Company’s motion to dismiss.

On March 1, 2010, the ATU 85 filed an Amended Shareholder Derivative Complaint against certain officers and directors of PMI alleging the defendants breached their fiduciary duties and violated the federal securities laws. Specifically, ATU 85 alleged that defendants caused PMI to engage in high risk loans and develop a toxic portfolio of mortgage backed assets amid deploying a high-risk growth strategy that made PMI extremely vulnerable to fluctuations in the housing and real estate markets and volatile derivatives, while representing to investors and assuring them that PMI’s lending was well managed and under control. ATU 85 alleged the

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Individual Defendants’ statements about PMI’s growth drove its stock price to artificial levels, and then the Individual Defendants caused PMI to buy back Company stock at artificially inflated prices while profiting from selling their personally held shares. ATU 85 thus alleges the Individual Defendants acted in their own best interest, and not the best interests of the Company or its shareholders.

ATU 85 also alleges that by 2003 the Individual Defendants caused PMI to begin insuring riskier sub-prime borrowers, “no-doc” loans, and non-traditional mortgages such “adjustable rate” and interest-only loans as part of the Company’s new “focused on growth” strategy. PMI’s net income increased between 2004 and 2006 by more than 62 percent, driven by the rapid growth in U.S. housing markets. However, ATU 85 alleges the strategies followed by PMI, including its investment in Financial Guaranty Insurance Corporation (“FGIC”), left the Company doubly exposed to a downturn in the real estate market which manifested itself by 2006. When the housing bubble burst, PMI began suffering losses from defaults on loans that it insured, as well as the collapse of CDOs insured by FGIC.

ATU 85 alleges that throughout late 2006 and 2007, the Individual Defendants caused PMI to assure investors that the Company only employed careful, selective, and stable underwriting standards. On May 12, 2008, PMI announced it reduced its carrying value of FGIC from $103.6 million as of December 31, 2007 to zero. The impairment also resulted in PMI recording a loss of nearly $88 million as a pre-tax net realized investment loss. This news caused PMI to lose hundreds of millions of dollars of market capitalization. ATU 85 alleges that the Individual Defendants failed to comply with applicable accounting regulations that required the impairment to be recorded no later than the third quarter 2007. ATU alleges the Individual Defendants not only caused PMI to waste money and lose market capitalization, but also harmed its reputation.

II.	THE SETTLEMENT EFFORTS

On May 12, 2010, parties to the Derivative Actions entered into a stipulation staying the actions pending mediation. On June 10, 2010, the parties met in San Francisco, California, to engage in a formal mediation with the Hon. Layn R. Phillips, a retired United States District Judge. The parties were unable to resolve their dispute at that mediation and subsequently agreed to engage in further settlement negotiations and, if necessary, further mediation sessions. Thereafter, the parties reconvened the mediation on July 13, 2010 in New York, New York and

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continued negotiations via telephone conversations, written correspondence, and discussions with Judge Phillips for several more months. On November 1, 2010, the Individual Defendants filed a motion to dismiss the Federal Derivative Action. On November 16, 2010, the parties to the Derivative Actions reached an agreement in principle to resolve the litigation and signed a Memorandum of Understanding on November 23, 2010. On March 11, 2011, the settlement was fully memorialized and the Settlement Agreement executed.

III.	PLAINTIFF’S CLAIMS AND BENEFITS OF SETTLEMENT

Plaintiff’s Counsel, on behalf of Plaintiff, has conducted an investigation relating to the claims and the underlying events and transactions alleged in the complaints in the Actions including, but not limited to: (1) conducting a private investigation related to the allegations in the Actions; (2) inspecting, analyzing, and reviewing PMI’s filings with the U.S. Securities and Exchange Commission (“SEC”), press releases, announcements, transcripts of conference calls, Form 4, and Form 5 filings with the SEC made from time to time by certain of the Individual Defendants related to stock transactions, financial filings, and news articles; (3) drafting and filing the various complaints in the Actions; and (4) participating in extensive settlement discussions with counsel for PMI and the Individual Defendants. Accordingly, Plaintiff and its counsel believe that the claims asserted in the Actions have merit. Plaintiff’s Counsel recognize and acknowledge, however, the expense, potential risks, and uncertain outcome of any litigation and subsequent appeals. Plaintiff’s Counsel are mindful of the inherent problems of proof of, and possible defenses to, the causes of action asserted in the Actions. Plaintiff’s entry into the Settlement Agreement and any negotiations or proceedings related thereto shall not be construed as a concession by the Plaintiff or Plaintiff’s Counsel of any infirmity or weakness in Plaintiff’s claims against the Individual Defendants.

Plaintiff’s Counsel believes that the Settlement negotiated between the Parties confers substantial benefits upon, and is in the best interest of, PMI, its shareholders, and Plaintiff. As acknowledged in the Settlement Agreement, the filing and prosecution of the Actions were substantial material factors which were considered, among other factors, in securing $31.25 million in director and officer insurance carrier proceeds for the Company to assist in settling the Federal Securities Class Action. The Settlement also includes an agreement by the PMI Board of Directors (the “Board”) to adopt and maintain where already implemented significant corporate governance and remedial measures designed to: (i) address the governance shortcomings that

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purportedly contributed to the wrongdoing alleged in the Actions; (ii) strengthen the Company’s internal controls with regard to Board oversight; (iii) strengthen the Company’s ability to obtain redress in the event directors or officers engage in future wrongdoing; and (iv) enhance the independence and accountability of the Company’s Board.

IV.	DEFENDANTS’ DENIAL OF WRONGDOING AND LIABILITY

PMI and each of Individual Defendants (collectively, “Defendants”) have denied and continue to deny each and all of the claims and contentions alleged in the Actions. The Individual Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against themselves or any of them arising out of any of the conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Actions. Without limiting the generality of the foregoing, each of the Individual Defendants specifically denies he or she breached his or her fiduciary duties, violated any federal or state securities or other laws, or regulations.

Nonetheless, the Individual Defendants and PMI, without admitting any wrongdoing arising out of any of the alleged conduct, statements, acts, or omissions set forth in the various complaints in the Actions, and recognizing the expense, risks, and uncertain outcomes of any litigation, desire to settle the claims against them so as to avoid lengthy, distracting, and time-consuming litigation and the burden, inconvenience, and expense connected therewith. The Individual Defendants and PMI’s entry into the Settlement Agreement shall not be deemed a presumption, concession, or admission by Defendants of any violation of law, breach of duty, liability, default or wrongdoing as to any facts or claims alleged or asserted in the Actions, or in any other actions or proceedings, and shall not be interpreted, construed, deemed, invoked, offered or received in evidence, or otherwise used by any person in the Actions or in any other action or proceeding of any nature whatsoever.

V.	THE PROPOSED SETTLEMENT

Plaintiff (on behalf of itself and derivatively on behalf of PMI), nominal defendant PMI, and the Individual Defendants, by and through their respective counsel or attorneys of record, have stipulated and agreed that, the Actions shall be settled, compromised, and dismissed with prejudice, as to all Parties, subject to the approval of the Court, in the manner and upon the terms and conditions set forth in the Settlement Agreement and described below. PMI acknowledges Plaintiff and Plaintiff’s Counsel’s filing and prosecution of the Actions was a substantial and

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material causal factor which: (i) secured valuable financial benefits for PMI; and (ii) caused PMI to adopt, or agree that it will adopt (within 45 days of the Execution Date of this Settlement Agreement or, where the measures are governed by statute, according to the applicable statutes and/or regulations) the following corporate governance and/or remedial measures:

A.	Financial Relief

(1)	$31.25 Million D&O Insurance Contribution

Based on the involvement and participation by Judge Phillips in the mediation and negotiations of the Settlement, the mediator, Plaintiff, and PMI all believe that the filing and prosecution of the derivative actions were substantial material factors which were considered, among other factors, in securing $31.25 million in director and officer insurance carrier proceeds for the Company to assist in settling the Federal Securities Class Action.

B.	Corporate Governance Reforms

(1) Set forth below are substantial corporate governance changes that were implemented or are being implemented by PMI and are the result of extensive arms’-length negotiations. The remedial measures below resulted from a joint mediation process involving both the federal class and federal and state derivative plaintiffs. PMI acknowledges that the remedial measures below were demanded by the federal and state derivative plaintiffs prior to the joint mediation and/or demanded by the federal and state derivative plaintiffs during the joint mediation. Based on these remedial measures, PMI received material benefits.

a.	PMI shall add to its “Directors and Officers Questionnaire” questions requiring Directors to state whether they reasonably believe they are independent or otherwise disclose sufficient information respecting same so that independence may be adequately assessed by the Board.

b.	With respect to “claw-back” provisions, PMI shall implement those practices and steps as required by and consistent with the Dodd-Frank Reform Act’s statutory requirements and any regulations once they are established and implemented. PMI will adopt a “claw-back” policy or practice that is at least as strong as any “claw-back” required by “Dodd-Frank,” Sarbanes-Oxley and regulations implemented thereunder.

c.	PMI shall generally prohibit on a going forward basis charitable contributions to companies or entities respecting which a Board member is an Executive Officer, Director or Trustee, with the understanding that existing pledges or agreements shall be “grandfathered” in and not dishonored or disturbed.

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d.	The PMI Board shall select its chairman annually. And PMI’s Board chairman shall continue to be evaluated annually by the Board.

e.	The PMI Directors shall continue to be elected annually, and this shall remain a requirement per PMI’s By-Laws. The Company shall continue to require any Director who fails to receive a majority of votes in favor of his or her election in non-contested elections to promptly submit his or her resignation to the Board for its consideration.

f.	In addition to existing whistleblower policies, PMI shall have any related complaints run through its Compliance Officer, who shall report to PMI’s General Counsel.

g.	PMI shall keep the corporate governance measures identified in subparts (a) – (f) above in place for 5 years following the date of final order and judgment approving the settlement, except as may be required by applicable statutes, common law, rules and regulations.

VI.	DISMISSAL AND RELEASES

In consideration for the value to PMI described above, and the Corporate Governance Reform and Policies set forth above, the Parties agree that as of the Effective Date, Plaintiff, on its own behalf individually and derivatively on behalf of PMI, and PMI shall have, and by operation of the Judgment in the Actions shall be deemed to have, fully, finally, and forever released, relinquished, and discharged the Released Claims, including, without limitation: (a) all Released Claims against all defendants in the Actions, the Related Persons, and PMI, and (b) any and all claims, including unknown claims, arising out of, relating to, or in connection with the settlement and/or resolution of the Actions against all defendants in the Actions, the Related Persons, and PMI; provided however, that nothing herein is meant to bar any claim relating solely to performance or enforcement of this Settlement Agreement or as otherwise exempted from the definition of “Released Claims” as noted in paragraph 1.19 of the Settlement Agreement.

Upon the occurrence of the Effective Date, each of the Individual Defendants shall have, and by operation of the Judgment in the Actions shall be deemed to have, fully, finally and

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forever released, relinquished and discharged, and shall ever be enjoined from prosecution of, PMI or any of its predecessors, successors, parents, subsidiaries, divisions, joint ventures, assigns, heirs, related or affiliated entities, each of its past or present officers, directors, employees, partners, attorneys, personal or legal representatives, any entity in which PMI has a controlling interest, and all present and former officers, directors, and employees of PMI’s current and former subsidiaries for any and all claims of relief, demands, obligations, suits, actions, rights, causes of action, or liabilities whatsoever, whether known of unknown claims or claims suspected to exist, whether based on federal, state or local statutory or common law or any other laws, rule or regulation, that have been or could have been asserted which arise out of or relate in any way to Released Claims, Nothing herein, however shall constitute a release by the Individual Defendants of PMI and/or its insurers from the responsibility or requirement, if any, to advance legal expenses to, indemnify or insure him, in any proceeding, if such shall be required or permitted under PMI’s articles of incorporation or by-laws, Delaware law, or any indemnification agreement in the Individual Defendants’ insurance policy, or similar agreement with PMI.

Upon the occurrence of the Effective Date, PMI and each of the Individual Defendants shall have, and by operation of the Judgment in the Actions shall be deemed to have, fully, finally and forever released, relinquished and discharged each and every Plaintiff and Plaintiff’s respective counsel from all claims including unknown claims, arising out of, or relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims; provided, however, that nothing herein is meant to bar any claim relating solely to performance or enforcement of this Settlement Agreement.

Upon the occurrence of the Effective Date, each and every Plaintiff and Plaintiff’s respective counsel shall have, and by operation of the Judgment in the Actions shall be deemed to have, fully, finally and forever released, relinquished and discharged each and every Individual Defendant from all derivative shareholder claims including unknown claims, arising out of, or relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions; provided, however, that nothing herein is meant to bar any claim relating solely to performance or enforcement of this Settlement Agreement.

Waiver of Unknown or Unsuspected Claims

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In granting the releases herein, the Parties acknowledge that they have read California Civil Code section 1542 which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Parties expressly waive and relinquish all rights and benefits under section 1542 and any law or legal principle of similar effect in any jurisdiction with respect to the release of unknown or unsuspected claims relating to the Released Claims. The Parties acknowledge that the foregoing waiver was separately bargained for and a key element of this Settlement Agreement of which this release is a material and essential part. The Parties acknowledge that they may hereafter discover facts different from, or in addition to, those which they now know or believe to be true with respect to the Released Claims, and agree that in such circumstances the releases contained in this Settlement Agreement shall be and remain effective in all respects.

VII.	THE FEE AWARD

In light of the substantial benefits conferred upon PMI and its current shareholders, the Board of Directors of PMI authorized the Company, through its insurers, to pay $750,000 to Plaintiff’s counsel for attorneys’ fees and expenses, subject to court approval (the “Fee Award”).

VIII.	CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events. The Settlement shall be terminated, shall be deemed null and void, and shall have no further force or effect if any of the following events occur: (i) the Court declines to approve this Settlement or to enter the Final Order and Judgment in any material respect; or (ii) the Final Order and Judgment is modified or reversed in any material respect on appeal, rehearing, or reconsideration. If the Settlement is terminated for any reason, this Settlement Agreement shall not be deemed to prejudice in any way the positions of the Parties with respect to the Actions; the Actions will be returned to the status quo ante, without prejudice to the Plaintiff’s right to seek, or the Defendants’ right to oppose, the Plaintiff’s prosecution of the Actions on behalf of PMI.

IX.	THE SETTLEMENT HEARING AND YOUR RIGHTS AS SHAREHOLDERS

The Settlement Hearing shall be held before this Court on May 20, 2011 at 9:00 a.m. or as soon thereafter as counsel may be heard in the courtroom of the Honorable Susan Illston of

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the United States District Court for the Northern District of California, Courtroom 10, 19th Floor, 450 Golden Gate Ave., San Francisco, CA 94102 to determine: (i) whether the proposed Settlement of the Actions, upon the terms set forth in the Settlement Agreement, should be approved in all respects as fair, reasonable, and adequate to PMI and its shareholders; (ii) whether the Final Order and Judgment approving the Settlement should be entered; and (iii) whether Plaintiffs’ Counsel’s agreed-to Fee Award should be approved.

Should the Settlement be approved by the Court following the Settlement Hearing, the Court will enter a Final Order and Judgment dismissing all of Plaintiff’s claims with prejudice against Defendants’ and barring any of Plaintiffs from asserting any and all of Plaintiffs’ claims in any court or forum against any of the Defendants. It shall also bar Defendants from asserting against any of the Plaintiffs, PMI, or any Individual Defendants, any and all of the Released Claims.

Any Current PMI Shareholder may appear at the Settlement Hearing and be heard as to whether the proposed Settlement should be approved, provided, however, that no such person shall be heard unless, at least fourteen days prior to the Settlement Hearing, such shareholder has: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of PMI stock through the date of the Settlement Hearing, including the number of shares of PMI stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if a Current PMI Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and the subjects of their testimony. If a Current PMI Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following thereof:

CLERK OF THE COURT United States District Court Northern District Of California 450 Golden Gate Ave.	O’MELVENY & MYERS LLP MEREDITH N. LANDY 2765 Sand Hill Road Menlo Park, California 94025

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San Francisco, CA 94102	O’MELVENY & MYERS LLP GEORGE A. RILEY

BARRACK, RODOS & BACINE

STEPHEN R. BASSER

600 West Broadway, Suite 900

San Diego, CA 92101

Lead Counsel and Counsel for

Plaintiff The Port Authority of

Allegheny County Retirement and

Disability Allowance Plan for

Employees Represented by Local 85

of the Amalgamated Transit Union

Two Embarcadero Center, 28th Floor

San Francisco, CA 94111

Counsel for Defendants Victor J. Bacigalupi, Mariann Byerwalter, James C. Castle, Carmine Guerro, W. Roger Haughton, Wayne E. Hedien, Thomas H. Jeter, David H. Katkov, Donald P. Lofe, Jr., Louis G. Lower, II, Raymond L. Ocampo, Jr., John D. Roach, Kenneth T. Rosen, Steven L. Scheid, Bradley M. Shuster, L. Stephen Smith, Jose H. Villareal, Mary Lee Widener, and Ronald H. Zech

ROBBINS UMEDA LLP MARC UMEDA 600 B Street, Suite 1900 San Diego, CA 92101 HOLZER HOLZER & FISTEL, LLC MICHAEL I. FISTEL, JR. 200 Ashford Center North, Suite 300 Atlanta, GA 30338

Counsel for Plaintiff Jorge Torres

Unless otherwise ordered by the Court, any Current PMI Shareholder who does not make his, her, or its objection or opposition in the manner provided shall be deemed to have waived any and all objections and opposition, and shall be forever foreclosed from making any objection to the fairness, reasonableness, and adequacy of the proposed Settlement, and shall otherwise be bound by the Judgment to be entered and the releases to be given.

X.	EXAMINATION OF PAPERS AND INQUIRES

This Notice contains only a summary of the terms of the proposed Settlement. For a more detailed statement of the matters involved in this action, reference is made to the pleadings, to the Settlement Agreement and to other papers filed in this action which may be inspected at the Office of the Clerk for the United States District Court for the Northern District of California, 450 Golden Gate Ave., San Francisco, CA 94102, during business hours of each business day.

Inquiries regarding this action should be addressed as follows:

BARRACK, RODOS & BACINE

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STEPHEN R. BASSER

600 West Broadway, Suite 900

San Diego, CA 92101

ROBBINS UMEDA LLP

MARC UMEDA

600 B Street, Suite 1900

San Diego, CA 92101

HOLZER HOLZER & FISTEL, LLC

MICHAEL I. FISTEL, JR.

200 Ashford Center North, Suite 300

Atlanta, GA 30338

Counsel for Plaintiffs

DO NOT CONTACT THE COURT REGARDING THIS NOTICE.

DATE: 4/1/11	/S/ SUSAN ILLSTON
BY ORDER OF THE COURT UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF CALIFORNIA

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